UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-2

STATEMENT OF ELIGIBILITY UNDER THE TRUST
INDENTURE ACT OF 1939 OF AN INDIVIDUAL
DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
TRUSTEE PURSUANT TO SECTION 305(b)(2) ___

_________________

Beata Harvin
(Name of Trustee)

240 Greenwich Street
New York, NY 10286
(Business address: street, city, state and zip code)

_________________

NORTHWESTERN CORPORATION
(Exact name of obligor as specified in its charter)

Delaware` (State or other jurisdiction of incorporation or organization)	46-0172280 (I.R.S. Employer Identification No.)
3010 West 69th Street Sioux Falls, South Dakota (Address of principal executive offices)	57108 (Zip code)

_________________

Montana First Mortgage Bonds
(Title of the indenture securities)

Item 1. Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 11. List of Exhibits.

List below all exhibits filed as a part of this statement of eligibility.

None.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, I, Beata Harvin, have signed this statement of eligibility in The City of New York and State of New York, on the 1st day of February, 2021.

                    /s/ Beata Harvin
                            Beata Harvin